NUMBER

SHARES

evertec

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP 30040P 10 3

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.01 PAR VALUE EACH OF

EVERTEC, INC.

transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the Commonwealth of Puerto Rico, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

EVERTEC, INC. CORPORATE SEAL 2012 PUERTO RICO

SPECIMEN
NOT NEGOTIABLE

EVP, CHIEF LEGAL OFFICER AND SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER